DEF 14A


                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                         AMERICAN FINANCIAL GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            Title of each class of securities to which transaction applies:

            Aggregate number of securities to which transaction applies:

            Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

            Proposed maximum aggregate value of transaction:


[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                         AMERICAN FINANCIAL GROUP, INC.
                                     [LOGO]

                             One East Fourth Street
                             Cincinnati, Ohio 45202

                    ----------------------------------------


                    Notice of Annual Meeting of Shareholders
                               and Proxy Statement

                    ----------------------------------------

                           To be Held on June 17, 2002

Dear Shareholder:

         We invite you to attend our Annual Meeting of Shareholders on Monday, June 17, 2002, in Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have an opportunity to meet your Company's directors and executives.

         This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how your Board of Directors operates and provides information about the director candidates.

         All shareholders are important to us. We want your shares to be represented at the meeting and urge you either to use our telephone voting system or promptly to complete, sign, date and return your proxy form.

                                         Sincerely,

                                        /s/Carl H. Lindner
                                        --------------------------------
                                         Carl H. Lindner
                                         Chairman of the Board and
                                           Chief Executive Officer


Cincinnati, Ohio
April 30, 2002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      OF AMERICAN FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------


  Date:         Monday, June 17, 2002

  Time:         10:30 a.m. Eastern Daylight Savings Time

  Place:        The Town Hall
                14th Floor -- 580 Building
                580 Walnut Street
                Cincinnati, Ohio

  Purpose:      o   Elect Directors
                o   Conduct other business if properly raised

  Record Date:  April 23,  2002 -  Shareholders  listed in the  records  of the
                Company or its agents on that date are entitled to receive notice of and to vote at the meeting.

  Mailing Date: The  approximate  mailing  date of  this  proxy  statement  and accompanying proxy form is April 30, 2002.




Your vote is important. Whether or not you attend the meeting, you may vote your shares (a) using the toll-free telephone voting system described on page 1 below, or (b) by mailing a signed proxy form, which is the bottom portion of the enclosed perforated form. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting by written revocation, using the telephone voting system or by submitting a later-dated proxy form.

                                Table Of Contents
                                -----------------

                                                                   Page
                                                                   ----

         GENERAL INFORMATION................................        1

         ELECTION OF DIRECTORS..............................        2

         PRINCIPAL SHAREHOLDERS.............................        4

         MANAGEMENT.........................................        5

         COMPENSATION.......................................        7

         COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS..       13

         INDEPENDENT AUDITORS...............................       14

         NOMINATIONS AND SHAREHOLDER PROPOSALS..............       15

         REQUESTS FOR FORM 10-K.............................       15

                               GENERAL INFORMATION

Record Date; Shares Outstanding

         As of April 23, 2002, the record date for determining shareholders entitled to notice of and to vote at the meeting, the Company had 67,298,386 shares of common stock deemed outstanding and eligible to vote. This number does not include 20,029,294 shares held by subsidiaries of AFG. Under Ohio law, shares held by subsidiaries are not entitled to vote and are therefore not considered to be outstanding for purposes of the meeting. Each share of outstanding common stock is entitled to one vote on each matter to be presented at the meeting. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes are counted for purposes of determining a quorum but will not be cast with respect to any item voted on at the meeting. As a result, abstentions and broker non-votes will have no effect on the outcome of any matter voted on at the meeting.

Cumulative Voting

         Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned on the record date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. In order to invoke cumulative voting, notice of cumulative voting must be given in writing to the Secretary of the Company not less than 48 hours before the time fixed for the holding of the meeting.

Proxies and Voting Procedures

         Registered shareholders may vote by using a toll-free telephone number, by completing a proxy form and mailing it to the proxy tabulator, or by attending the meeting and voting in person. The telephone voting facilities will open on May 1, 2002, and close at 9:00 a.m. Eastern Daylight Savings Time on the meeting date. The telephone voting facilities are open Monday through Friday from 8:00 a.m. until 10:30 p.m. and on Saturdays from 8:00 a.m. until 4:30 p.m. Eastern Daylight Savings Time. The telephone voting procedures are designed to authenticate shareholders by use of a proxy control number and personal identification number ("PIN") to allow shareholders to confirm that their instructions have been properly recorded.

         Shareholders whose shares are held in the name of a broker, bank or other nominee should refer to the proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available.

         To vote by telephone, shareholders should call 1-877-298-0570, toll-free, using any touch-tone telephone and have their proxy form at hand. Shareholders will be asked to enter the proxy control number and PIN, then follow simple recorded instructions. To vote by mail, shareholders should complete and sign the bottom portion of the proxy form and return only that portion to the proxy tabulator.

         Solicitation of proxies through the mail, in person and otherwise, is being made by management at the direction of AFG's Board of Directors, without additional compensation. AFG will pay all costs of soliciting proxies. In addition, AFG will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and AFG will reimburse them for their expenses.

         The execution of a proxy or vote by phone does not affect the right to vote in person at the meeting, and a proxy or vote by phone may be revoked by the person giving it prior to the exercise of the powers conferred by it. A shareholder may revoke a prior vote by writing to the Secretary of AFG at the Company's principal offices or by properly executing and delivering a proxy bearing a later date (or recording a later telephone vote). In addition, persons attending the meeting in person may withdraw their proxies.

         If a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted "FOR" the election of the eight nominees proposed by the Board of Directors. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.

Adjournment and Other Matters

         Approval of a motion for adjournment or other matters brought before the meeting requires the affirmative vote of a majority of the shares voting at the meeting. Management knows of no other matters to be presented at the meeting other than those stated in this document.


                              ELECTION OF DIRECTORS

         The Board of Directors oversees the management of the Company on your behalf. The Board reviews AFG's long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage the Company's business day to day, and evaluating management's performance. The Board met 4 times last year.

         The Board of Directors has nominated eight individuals to hold office until the next annual meeting of Shareholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than eight nominees. The eight nominees who receive the greatest number of votes will be elected.

         The nominees for election to the Board of Directors are:

Carl H. Lindner
Age 82
Director since 1959

(Chairman of the Executive Committee) Mr. Lindner is the Chairman of the Board and Chief Executive Officer of the Company and American Financial
Corporation ("AFC"), a diversified financial services subsidiary of the Company. He is Chairman of the Board of Directors of Great American
Financial Resources, Inc., an 83%-owned subsidiary of AFC that markets tax-deferred annuities principally to employees of educational institutions and offers life and health insurance products, and a director of Chiquita Brands International, Inc., a worldwide marketer and producer of bananas and other food products. Mr. Lindner is the father of Carl H. Lindner III,
S. Craig Lindner and Keith E. Lindner.

Keith E. Lindner
Age 42
Director since 1981

(Member of the Executive Committee) For more than five years, Mr. Lindner has served as Co-President and a director of the Company. From March 1997 until March 2002, Mr. Lindner was Vice Chairman of the Board of Directors of Chiquita. For more than five years prior to that time, Mr. Lindner had been President and Chief Operating Officer and a director of Chiquita. Mr.
Lindner is also a director of AFC.

Carl H. Lindner III
Age 48
Director since 1980

(Member of the Executive Committee) For more than five years, Mr. Lindner has served as Co-President and a director of the Company. For over ten years, Mr. Lindner has been principally responsible for the Company's property and casualty insurance operations. Mr. Lindner is also a director of AFC.

S. Craig Lindner
Age 47
Director since 1979

(Member of the Executive Committee) For more than five years, Mr. Lindner has served as Co-President and a director of the Company. He is also President and a director of Great American Financial Resources, Inc. Mr. Lindner is also President of American Money Management Corporation, a subsidiary that provides investment services for the Company and its affiliated companies. Mr. Lindner is also a director of AFC.

Theodore H. Emmerich
Age 75
Director since 1988

(Chairman of the Audit Committee; Member of the Compensation Committee) Prior to his retirement in 1986, Mr. Emmerich was managing partner of the Cincinnati office of the independent accounting firm of Ernst & Whinney. He is also a director of AFC and Summit Mutual Funds, Inc.

James E. Evans
Age 56
Director since 1985

For more than five years, Mr. Evans has served as Senior Vice President and General Counsel of the Company and AFC. Mr. Evans is also a director of AFC.

William R. Martin
Age 73
Director since 1994

(Chairman of the Compensation Committee; Member of the Audit Committee) During the past five years, Mr. Martin has been Chairman of the Board of MB Computing, Inc., a computer software and services company. Mr. Martin is also a director of Great American Financial Resources and AFC.

William W. Verity
Age 43
Director Nominee

Mr. Verity has been President of Veritas Asset Management, LLC, an investment management company, since January 1, 2002, and prior thereto, he was a partner of Pathway Guidance L.L.C., an executive consulting firm, since October 2000. For more than five years previously, Mr. Verity was Chairman and Chief Executive Officer of ENCOR Holdings, Inc., a developer and manufacturer of plastic molded components. From 1994 until March 2002, he was an independent director of Chiquita.

         All of the nominees other than William W. Verity were elected directors at the last annual meeting of shareholders of the Company held on May 24, 2001. Mr. Verity has been nominated to take the board seat and Compensation and Audit Committee memberships of Mr. Thomas M. Hunt, who is not standing for reelection at the meeting. See "Management" and "Compensation" below for information concerning the background, securities holdings, remuneration and other matters relating to the nominees.

         In March 2002, Chiquita completed a comprehensive financial restructuring that included a prepackaged plan of reorganization filed in November of the prior year under Chapter 11 of the Bankruptcy Code. Carl H. Lindner and Keith E. Lindner were executive officers of Chiquita at the time of the bankruptcy filing.

         The Board of Directors recommends that shareholders vote FOR the election of these eight nominees as directors.

                             PRINCIPAL SHAREHOLDERS

         The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding common stock as of March 31, 2002:

--------------------------------------------------------------------------------------------------------------------
                                            Amount and Nature of Beneficial Ownership
                                  ---------------------------------------------------------
        Name and Address                                     Obtainable
                Of                     Common Stock        upon Exercise of
        Beneficial Owner                 Held (a)            Options (b)           Total         Percent of Class
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Carl H. Lindner
  One East Fourth Street                 9,754,275 (d)            -               9,754,275          14.5%
  Cincinnati, Ohio 45202
--------------------------------------------------------------------------------------------------------------------
Carl H. Lindner III
  One East Fourth Street                 5,619,645 (e)          536,272           6,155,917           9.1%(c)
  Cincinnati, Ohio 45202
--------------------------------------------------------------------------------------------------------------------
S. Craig Lindner
  One East Fourth Street                 5,619,645 (f)          536,272           6,155,917           9.1%(c)
  Cincinnati, Ohio 45202
--------------------------------------------------------------------------------------------------------------------
Keith E. Lindner
  250 East Fifth Street                  5,619,645 (g)          536,272           6,155,917           9.1%(c)
  Cincinnati, Ohio 45202
--------------------------------------------------------------------------------------------------------------------
The American Financial
  Group, Inc. Retirement                 8,280,077                -               8,280,077          12.3%
  and Savings Plan (h)
  One East Fourth Street
  Cincinnati, Ohio 45202
--------------------------------------------------------------------------------------------------------------------

(a) Unless otherwise noted, the holder has sole voting and dispositive power with respect to the shares listed.

(b) Represents shares of common stock that may be acquired within 60 days of March 31, 2002 through the exercise of options granted under the Company's Stock Option Plan. The Lindner family members listed above hold options (both vested and unvested) to purchase the following numbers of shares of common stock:

            Carl H. Lindner....................        0
            Keith E. Lindner...................  696,272
            Carl H. Lindner III................  696,272
            S. Craig Lindner...................  696,272

(c) The percentages of outstanding shares of common stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are 8.1%, 7.9% and 11.2%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of
         S. Craig Lindner and Carl H. Lindner III (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

(d) Includes 1,544,402 shares held by his spouse and 252,378 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 1,951,123 shares held in a trust for the benefit of his family for which a third party acts as trustee with voting and dispositive power.

(e) Includes 19,826 shares held by his spouse individually or in a trust over which she has voting and dispositive power, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 661,864 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f) Includes 64,027 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power, 12,027 shares held by a dependent child, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 776,910 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g) Includes 341 shares held in a trust over which his spouse shares voting and dispositive power with an individual not affiliated with the Company, 2,226 shares held in a trust over which he shares voting and dispositive power with an individual not affiliated with the Company, and 1,500,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, but excludes 1,438,774 shares (described in footnotes (e) and (f) above) which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest.

 (h) The members of the Administrative Plan Committee of the American Financial Group, Inc. Retirement and Savings Plan (the "RASP"), Sandra
         W. Heimann and Thomas E. Mischell, direct the voting of the securities held by the RASP. Both of the members of such Committee are executives of the Company.

         Carl H. Lindner, S. Craig Lindner, Carl H. Lindner III, Keith E. Lindner and trusts for their benefit (collectively, the "Lindner Family") were the beneficial owners of approximately 43.8% of the Company's common stock at March 31, 2002. The Lindner Family may be deemed to be controlling persons of the Company.

                                   MANAGEMENT

         The directors, nominees and executive officers of the Company are:

                                                                   Director or
                                                                   Executive
                      Age(1)            Position                   Since
-------------------------------------------------------------------------------
Carl H. Lindner        82    Chairman of the Board and Chief
                               Executive Officer                      1959
S. Craig Lindner       47    Co-President and a Director              1979
Keith E. Lindner       42    Co-President and a Director              1981
Carl H. Lindner III    48    Co-President and a Director              1980
Theodore H. Emmerich   75    Director                                 1988
James E. Evans         56    Senior Vice President and General
                               Counsel and a Director                 1976
Thomas M. Hunt (2)     78    Director                                 1982
William R. Martin      72    Director                                 1994
William W. Verity      43    Nominee                                  ----
Keith A. Jensen        51    Senior Vice President                    1999
Thomas E. Mischell     54    Senior Vice President - Taxes            1985
Fred J. Runk           59    Senior Vice President and Treasurer      1978
-------------------------
(1)  As of March 31, 2002.
(2) Mr. Hunt has informed the Company that he will not stand for reelection at the meeting. He is currently a member of the Compensation and Audit Committees. During the past five years, Mr. Hunt has been Chairman of the Board of Hunt Petroleum Corporation, an oil and gas production company. He is also a director of AFC.

         Keith A. Jensen was named a Senior Vice President of the Company in February 1999. He served as a Senior Vice President of Great American Financial Resources from February 1997 until he was named Executive Vice President of that company in May 1999.

         Thomas E. Mischell has served as Senior Vice President - Taxes of the Company for over five years.

         Fred J. Runk has served as Senior Vice President and Treasurer of the Company for more than five years.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires AFG's executive officers, directors and persons who own more than ten percent of AFG's common stock to file reports of ownership with the Securities and Exchange Commission and to furnish AFG with copies of these reports. The Company believes that all filing requirements were met during 2001.

Securities Ownership

         The following table sets forth information, as of March 31, 2002, concerning the beneficial ownership of equity securities of the Company and its subsidiaries by each director, nominee for director, the executive officers named in the Summary Compensation Table (see "Compensation" below) and by all of these individuals as a group. Such information is based on data furnished by the persons named. Except as set forth in the following table, no director or executive officer beneficially owned 1% or more of any class of equity security of the Company or any of its subsidiaries outstanding at March 31, 2002. Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares reported.

                                Amount and Nature of Beneficial Ownership (a)
                             -------------------------------------------------
                                                     Shares of Common Stock
      Name of               Shares of Common         Obtainable on Exercise
  Beneficial Owner            Stock Held                of Options (b)
-------------------------   ----------------      ---------------------------

Carl H. Lindner (c)         9,754,275 (d)                       0
Carl H. Lindner III (c)     5,619,645 (e)                 536,272
S. Craig Lindner (c)        5,619,645 (f)                 536,272
Keith E. Lindner (c)        5,619,645 (g)                 536,272
Theodore H. Emmerich           15,310                      11,591
James E. Evans                119,050                     266,000
Thomas M. Hunt                 16,969                      11,591
William R. Martin              39,371                      13,500
William W. Verity                  -0-                        -0-

All directors, nominees and
executive officers as a
group (12 persons)(c)      27,142,370                   2,308,498


a) Does not include the following ownership interests in subsidiaries of the Company: Messrs. Emmerich, Evans, Hunt, S.C. Lindner and Martin, and all directors and executive officers as a group beneficially own 1,561; 11,138; 382; 115,873; 11,271 and 273,226 shares, respectively, of the common stock of Great American Financial Resources. Mr. Martin and all directors and executive officers as a group beneficially own 40,126 (1.4%) and 61,870 shares (2.1%), respectively, of the preferred stock of AFC.

(b) Consists of shares of common stock purchasable within 60 days of March 31, 2002 through the exercise of market options and the vested portion of stock options granted under the Company's Stock Option Plan.

(c) The shares set forth for Carl H. Lindner, Carl H. Lindner III, S.C. Lindner and Keith E. Lindner and all directors and officers as a group constituted 14.5%, 9.1%, 9.1%, 9.1% and 42.3%, respectively, of the common stock outstanding at March 31, 2002. For information as to the percentage of outstanding shares beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by such Lindner Family members, see "Principal Shareholders."

(d) Includes 1,544,402 shares held by his spouse and 252,378 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 1,951,123 shares held in a trust for the benefit of his family for which a third party acts as trustee with voting and dispositive power.

(e) Includes 19,826 shares held by his spouse individually or in a trust over which she has voting and dispositive power, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 661,864 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f) Includes 64,027 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power, 12,027 shares held by a dependent child, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 776,910 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g) Includes 341 shares held in a trust over which his spouse shares voting and dispositive power with an individual not affiliated with the Company, 2,226 shares held in a trust over which he shares voting and dispositive power with an individual not affiliated with the Company, and 1,500,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, but excludes 1,438,774 shares (described in footnotes (e) and (f) above) which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest.

                                  COMPENSATION

         The following table summarizes the aggregate cash compensation for 2001, 2000 and 1999 of the Company's Chairman of the Board and Chief Executive Officer and its four other most highly compensated executive officers during 2001 (the "Named Executive Officers"). Such compensation includes amounts paid by AFG and its subsidiaries and certain affiliates during the years indicated.


                           SUMMARY COMPENSATION TABLE
  -------------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term
                                                  Annual Compensation               Compensation
                                          ------------------------------------  ---------------------
               Name                                               Other Annual  Securities Underlying   All Other
               And                                                Compensation     Options Granted     Compensation
        Principal Position        Year    Salary (a)  Bonus (b)        (c)        (# of Shares) (d)        (e)
  -------------------------------------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------------------------------------
   Carl H. Lindner                2001     $950,000   $415,600       $47,000              ---             $48,000
     Chairman of the Board and    2000      950,500          0        54,000              ---              44,000
        Chief Executive Officer   1999      968,000    600,000        65,000              ---              68,000
  -------------------------------------------------------------------------------------------------------------------
   Keith E. Lindner               2001      950,000    415,600        26,000              ---              29,400
     Co-President                 2000      950,500          0        35,000          110,000              34,000
                                  1999      968,000    600,000        56,000           50,000              44,000
  -------------------------------------------------------------------------------------------------------------------
   Carl H. Lindner III            2001      950,000    415,600        74,000              ---              30,400
     Co-President                 2000      950,500          0        79,000          110,000              29,000
                                  1999      968,000    600,000       106,000           50,000              34,000
  -------------------------------------------------------------------------------------------------------------------
   S. Craig Lindner               2001      950,000    415,600       106,000              ---              30,400
     Co-President                 2000      950,500          0        98,000          110,000              28,000
                                  1999      968,000    600,000        75,000           50,000              33,000
  -------------------------------------------------------------------------------------------------------------------
   James E. Evans                 2001      950,000    400,000         4,000              ---              33,400
      Senior Vice President and   2000      950,500    290,000           500          100,000              30,000
         General Counsel          1999      968,000    580,000         2,000           45,000              36,000

  -------------------------------------------------------------------------------------------------------------------


(a) This column includes salaries paid by Chiquita to Keith E. Lindner of $55,000 in 2001, $47,500 in 2000, and $50,000 in 1999, and to Carl H.
         Lindner of $70,000 in 2001, $62,500 in 2000 and $50,000 in 1999.

(b) Bonuses are for the year shown, regardless of when paid. Approximately one-fourth of the bonuses for each individual was paid in shares of AFG common stock.

(c) This column includes amounts for personal homeowners and automobile insurance coverage, and the use of corporate aircraft and automobile service as follows.
                                                                  Aircraft &
         Name                      Year        Insurance          Automobile
         -------------------------------------------------------------------

         Carl H. Lindner           2001         $24,000             $23,000
                                   2000          25,000              29,000
                                   1999          21,000              44,000

         Keith E. Lindner          2001          21,000               5,000
                                   2000          21,000              14,000
                                   1999          42,000              14,000

         Carl H. Lindner III       2001          37,000              47,000
                                   2000          32,000              47,000
                                   1999          29,000              77,000

         S. Craig Lindner          2001          43,000              63,000
                                   2000          44,000              54,000
                                   1999          32,000              43,000

         James E. Evans            2001              --               4,000
                                   2000              --                 500
                                   1999              --               2,000


(d) The number of options shown as granted during 2000 includes the 2001 grant, which was made in late December 2000.

(e)      Includes Company or subsidiary contributions or allocations under the
         (i) defined contribution retirement plans and (ii) employee savings plan in which the following Named Executive Officers participate (and related accruals for their benefit under the Company's benefit equalization plan which generally makes up certain reductions caused by Internal Revenue Code limitations in the Company's contributions to certain of the Company's retirement plans) and Company paid group life insurance as set forth below.


                                           AFG Auxiliary   Retirement                   Directors'
         Name                    Year           RASP          Plan       Savings Plan      Fees        Term Life
         -------------------    ---------  -------------  ------------   ------------- -------------  -----------
         Carl H. Lindner         2001          $16,500        $8,500            --              --      $23,000
                                 2000           16,500         8,500            --              --       19,000
                                 1999           20,400         9,600            --         $15,000       23,000

         Keith E. Lindner        2001           16,500         8,500        $3,400              --        1,000
                                 2000           16,500         8,500         8,000              --        1,000
                                 1999           20,400         9,600        12,000              --        2,000

         Carl H. Lindner III     2001           16,500         8,500         3,400              --        2,000
                                 2000           16,500         8,500         2,000              --        2,000
                                 1999           20,400         9,600         2,000              --        2,000

         S. Craig Lindner        2001           16,500         8,500         3,400              --        2,000
                                 2000           16,500         8,500         2,000              --        1,000
                                 1999           20,400         9,600         2,000              --        1,000

         James E. Evans          2001           16,500         8,500         3,400              --        5,000
                                 2000           16,500         8,500         2,000              --        3,000
                                 1999           20,400         9,600         2,000              --        4,000

Stock Options

         The table below shows stock options exercised by the Named Executive Officers during 2001, and the number and value of unexercised options held by them at December 31, 2001. While no options were granted to such persons in 2001, the expiration dates of certain of the options held by two of the Company's Co-Presidents were extended to April 2005. No options were granted to the CEO in 2000 or 2001.

                                  AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------

                                                           Number of Securities
                                Shares                          Underlying                Value of Unexercised
                             Acquired on                    Unexercised Options           In-the-Money Options
                               Exercise                         at Year End                 at Year End (a)
                                (# of         Value     ------------------------------------------------------------
       Name         Company    Shares)       Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------
Carl H. Lindner      AFG          -            -               -           -                -               -

Carl H. Lindner III  AFG         1,091        $5,047     497,272         144,000        $329,281        $418,440

S. Craig Lindner     AFG         1,091        $6,118     497,272         144,000        $336,287        $418,440

Keith E. Lindner     AFG         1,091        $4,779     497,272         144,000        $331,548        $418,440

James E. Evans       AFG          -            -         234,000         127,000         $95,100        $380,400


(a) The value of unexercised in-the-money options is calculated based on the New York Stock Exchange closing market price of the Company's common stock at year-end 2001. This price was $24.55 per share.

Compensation Committee Report

         The Compensation Committee of the Board of Directors consists of three directors, none of whom is an employee of the Company or any of its subsidiaries. The Committee's functions include reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company's senior executive officers, as defined from time to time by the Board. The term "senior executive officers" currently includes the Chairman of the Board and Chief Executive Officer (the "CEO") and the Co-Presidents. The Compensation Committee has the exclusive authority to grant stock options under the Company's Stock Option Plan to employees of the Company and its subsidiaries, including senior executive officers.

         Compensation of Executive Officers. The Company's compensation policy for all executive officers of the Company has three principal components: annual base salary, annual incentive bonuses and stock option grants. Before decisions were made regarding 2001 compensation for senior executives, the Committee had discussions with Company executives to solicit their thoughts regarding compensation. Based in part on such discussions as well as the Committee's review of the Company's financial results for the preceding year, the Committee deliberated, formed its recommendations, and presented its determinations regarding salary and bonus to the full Board for its review and approval. The compensation decisions discussed in this report conformed with recommendations made by the Committee, the CEO and the Co-Presidents.

         Annual Base Salaries. The Committee approved annual base salaries and salary increases for senior executive officers that were appropriate, in the Committee's subjective judgment, for their respective positions and levels of responsibilities. The Committee approved the 2001 salaries of the CEO and the Co-Presidents, noting that such salaries would be the same rates in 2001 as in 2000, 1999, 1998 and the latter part of 1997.

         Annual Bonuses. As was the case for the past five years, the Committee developed an annual bonus plan for 2001 for the CEO and the Co-Presidents that would make a substantial portion of their total compensation dependent on the Company's performance, including achievement of pre-established earnings per share targets. Other executive officers of the Company were included in the annual bonus plan for 2001 by action of the Executive Committee.

         The annual bonus plan for 2001 made 50% of each participant's annual bonus dependent on the Company attaining certain earnings per share targets. The other 50% is based on the Company's overall performance, as subjectively determined by the Committee. The 2001 annual bonus plan (as in prior years) provided that 25% of any bonuses be paid in common stock.

         Under the 2001 annual bonus plan, the bonus target amount for the CEO and each of the Co-Presidents was $950,000 with 0% to 175% of $475,000 (50% of $950,000) to be paid depending on the Company achieving certain 2001 earnings per share allocable to insurance operations (the "EPS Component") and 0% to 175% of $475,000 to be paid based on the Company's overall performance, as subjectively determined by the Committee (the "Company Performance Component"). The earnings per share target which would result in the payment of 100% of the EPS Component bonus was set by the Committee at $1.60. In recommending the 2001 annual bonus plan to the Board for adoption, the Committee noted that no bonus should be paid under the plan if 2001 earnings per share from insurance operations are less than $1.20 (75% of the 2001 EPS target). Not including the effects from the attack on the World Trade Center and an increase in reserves for asbestos related claims, the Company reported earnings per share from insurance operations of $1.55. The Committee noted that the annual bonus plan provides that unusual or non-recurring items are not be included in determining earnings allocable to insurance operations. This results in a payment to the CEO and each of the Co-Presidents of approximately $416,000 under the EPS Component.

         The Committee then evaluated the Company's performance during 2001. The Committee considered a number of factors in discussions of such performance with senior executives, including the Company's current status of credit ratings, operating ratios, which were viewed positively, and net earnings and stock price from the end of 2000 to the end of 2001 which were viewed negatively. The Committee noted the improvement in stock price from the beginning of 2000 to the time of its meeting to consider the 2001 annual bonus plan held in March. The Committee agreed with management's recommendation that while a bonus under the Company Performance Component could be justified, no bonus attributable to that component would be paid.

         The annual base salary and bonus target amounts of the CEO and the Co-Presidents are virtually identical because the Committee reviews them as working as a management team whose skills and areas of expertise complement each other.

         Stock Option Grants. Stock options represent an important part of the Company's performance-based compensation system. The Committee believes that Company shareholders' interests are well served by aligning the Company's senior executives' interests with those of its shareholders through the grant of stock options in addition to paying a portion of any annual bonus in common stock. Options under the Company's Stock Option Plan are granted at exercise prices equal to the fair market value of common stock on the date of grant and vest at the rate of 20% per year. The Committee believes that these features provide an optionee with substantial incentive to maximize the Company's long-term success. Options for 55,000 shares were granted to each of the Co-Presidents and additional options were granted to the other senior executives of the Company in December 2000, so that the exercise price of such options would be near the public offering of Common Stock which was completed in December 2000. While no options were granted to such persons in 2001, the Committee determined to extend the expiration dates of certain of the options held by two of the Company's Co-Presidents to April 2005 to align the expiration dates of the options held by each Co-President. No options were granted to the CEO in 2000 or 2001.

         The Compensation Committee of the Board of Directors consists of three directors, none of whom is an employee of the Company or any of its subsidiaries. The Committee's functions include reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company's senior executive officers, as defined from time to time by the Board. The term "senior executive officers" currently includes the Chairman of the Board and Chief Executive Officer (the "CEO") and the Co-Presidents. The Compensation Committee has the exclusive authority to grant stock options under the Company's Stock Option Plan to employees of the Company and its subsidiaries, including senior executive officers.

Members of the Compensation Committee:  William R. Martin, Chairman
                                        Theodore H. Emmerich
                                        Thomas M. Hunt


Performance Graph

         The following graph compares the cumulative total shareholder return on the Company's common stock with the cumulative total return of the Standard & Poor's ("S&P") 400 Midcap Index and the S&P Property-Casualty Insurance Index. (Assumes $100 invested on December 31, 1996 in the Company's common stock and the two indexes, including reinvestment of dividends.)

                               [PERFORMANCE GRAPH]
                             Performance Graph Index

                                              December 31,
                          -------------------------------------------------
                          1996     1997      1998    1999     2000     2001
                          ----     ----      ----    ----     ----     ----
 AFG Common Stock          100      110       122      76       80       77
 S&P 400 Midcap Index      100      132       157     180      211      210
 S&P Property-Casualty
    Insurance Index        100      142       129      94      149      137

Certain Transactions

         From time to time, AFG and its subsidiaries have had transactions with affiliates. AFG believes that the financial terms of these transactions are comparable to those that would apply to unrelated parties and are fair to AFG.

         Members of the Lindner Family are the principal owners of Provident Financial Group, Inc. ("Provident"). In 2001, AFG paid Provident $245,000 in connection with an expense sharing arrangement for a cafeteria operated by Provident for the employees of both companies. AFG provides security guard and surveillance services at the main office of Provident for which Provident paid $100,000 in 2001. Provident leases its main banking and corporate office from AFG for which Provident paid rent of $3,125,000 in 2001. A subsidiary of Provident leases equipment to subsidiaries of AFG for which Provident was paid an aggregate of $805,000 during 2001.

         During 2001, AFG paid the Cincinnati Reds $109,000 for tickets to baseball games. Carl H. Lindner is the Chief Executive Officer of the Reds. In addition, a subsidiary of AFG, and a company owned by Carl H. Lindner, Carl
H. Lindner III, Keith E. Lindner and S. Craig Lindner, are part owners of the Reds.

         In July 2000, AFG's principal insurance company subsidiary, Great American Insurance Company, entered into a thirty-year agreement with the Reds, pursuant to which the Reds' home stadium will be named "Great American Ball Park" upon its expected completion in time for the 2003 baseball season. Great American paid the Reds $2 million during 2001, and will pay the Reds approximately $2.3 million annually over the term of the agreement. For these payments, Great American will also receive approximately $1.3 million of premium seating, marketing credits, and related sponsorship rights.

         In 2001, an AFG subsidiary purchased a 29% interest in an aircraft for $1.6 million (fair value as determined by independent third party) from an entity owned by one of Carl H. Lindner's brothers. The remaining interests in the aircraft are owned by Carl H. Lindner and his two brothers. Costs of operating the aircraft are being borne proportionately. During 2001 and prior to the purchase, AFG and its subsidiaries had chartered the aircraft from the same entity. The total charges for such aircraft usage were $584,000.

         In 1997, Carl H. Lindner and Great American Financial Resources, Inc. (an 83%-owned subsidiary of AFG) purchased 51% and 49%, respectively, of the outstanding common stock of a newly incorporated entity formed to acquire the assets of a company engaged in the production of ethanol. In 2000, the ethanol company repurchased the 49% interest from GAFRI for amounts which included an $18.9 million subordinated debenture bearing interest at 12 1/4% with scheduled repayments through 2005. The balance owed on the subordinated debenture at year-end 2001 was $12.9 million. Another AFG subsidiary has a working capital credit facility in place under which the ethanol company may borrow up to $10 million at a rate of prime plus 3%. There were no borrowings outstanding under this facility in 2001. In 1998, GAFRI made a loan to the ethanol company in the amount of $4 million, bearing interest at the rate of 14% and maturing in September 2008.

         An AFG subsidiary is the lender under a credit agreement with American Heritage Holding Corporation, a Florida-based homebuilder which is 49% owned by AFG and 51% owned by brothers of Carl H. Lindner. The homebuilder may borrow up to $8 million at 13% per annum, with interest deferred and added to principal. In January 2001, the maturity date of this loan was extended from March 31, 2001 to March 31, 2003. The highest outstanding balance owed to the AFG subsidiary during 2001 was $8.0 million and the balance at year-end 2001 was $6.4 million.

Directors' Compensation

         Pursuant to the Non-Employee Directors' Compensation Plan (the "Directors' Plan"), all directors who are not officers or employees of the Company are paid the following fees: an annual retainer of $40,000; an additional annual retainer of $12,000 for each Board Committee on which the non-employee director serves; and an attendance fee of $1,000 for each Board or Committee meeting attended. Non-employee directors who become directors during the year receive a pro rata portion of these annual retainers. The retainers and fees to be paid under the Directors' Plan are reviewed by the Board of Directors from time to time and are subject to change at its discretion.

         In order to align further the interests of the Company's non-employee directors with the interests of shareholders, the Directors' Plan provides that a minimum of 50% of such directors' annual retainers are paid through the issuance of shares of AFG common stock.

         The Board of Directors has a program under which a retiring Company director (other than an officer or employee of the Company or any of its subsidiaries) will, if the director has met certain eligibility requirements, receive upon retirement (in a lump sum or, if elected, in deferred payments) an amount equal to five times the then current annual director's fee. For purposes of this program, retirement means resignation as a Company director or not being nominated for reelection by shareholders as a Company director. To be eligible for the retirement benefit, a person must have served as a Company director for at least four years while not an officer or employee of the Company or any of its subsidiaries. In addition, a Company director will not become eligible for the retirement benefit until reaching age 55. A director who receives a retirement benefit must provide consulting services to the Company on request for five years following retirement without further compensation (except reimbursement for expenses). Under the program, a death benefit equal to the retirement benefit will be paid (in lieu of any retirement benefit under the program) to the designated beneficiary or legal representative of any person who dies while serving as a Company director, whether or not eligible for a retirement benefit at time of death. This death benefit will not be available to a director who at any time during the two years immediately preceding death was an officer or employee of the Company or any of its subsidiaries.

         In addition to providing for the grant of stock options to key employees, the Stock Option Plan provides for automatic annual grants of options to each non-employee director of the Company. During 2001, each non-employee director was granted an option under the foregoing provisions of the Stock Option Plan to purchase 2,500 shares at an exercise price of $27.95 per share on June 1, 2001, the exercise price being the fair market value of the Company's common stock on the date of grant.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Company's Board of Directors held four meetings and took action in writing ten times in 2001. The Board has an Executive Committee, an Audit Committee and a Compensation Committee, but no Nominating Committee.

         Executive Committee: The Executive Committee consists of Carl H. Lindner (Chairman), Carl H. Lindner III, S. Craig Lindner and Keith E.
Lindner. The Committee's functions include analyzing the future development of the business affairs and operations of the Company, including further expansion of businesses in which the Company is engaged and acquisitions and dispositions of businesses. With certain exceptions, the Executive Committee is generally authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors. The Executive Committee consulted among themselves informally many times throughout the year and took action in writing on six occasions in 2001.

         Compensation Committee: The Compensation Committee met two times and took action in writing on three occasions in 2001.

         Audit Committee.  The Audit Committee met eight times in 2001.

Audit Committee Report

         The Audit Committee is comprised of three directors, each of whom is experienced with financial statements and two of whom have past accounting or related financial management experience. Each of the members of the Audit Committee is independent as defined by the New York Stock Exchange listing standards.

         The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal control which management has established, and the audit process. The members of the Committee are Theodore H. Emmerich (Chairman), William R. Martin and Thomas
M. Hunt. It is expected that if elected, Mr. Verity will take the seat of Mr. Hunt on this committee following the meeting.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. Additionally, the Audit Committee recommends to the Board an accounting firm to be engaged as the Company's independent accountants.

         The Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Company's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and disclosures required by the Audit Committee Charter, and the Committee discussed with the independent accountants that firm's independence.

         Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Members of the Audit Committee:                 Theodore H. Emmerich, Chairman
                                                William R. Martin
                                                Thomas M. Hunt

                              INDEPENDENT AUDITORS

         The accounting firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2001. Representatives of that firm will attend the meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year because it is generally the practice of the Company not to select independent auditors prior to the annual shareholders meeting.

Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees. Ernst and Young's aggregate fees for services related to the audits of financial statements for the year ended December 31, 2001, and for quarterly reviews within that period amounted to approximately $1.5 million. While they were not billed separately, we estimate that fees for statutory audits for insurance regulatory purposes and similar audit related services amounted to approximately one-fourth of the aggregate audit fees.

         In addition, during 2001 Ernst & Young billed approximately $161,000 for services related to actuarial reviews, approximately $88,000 for tax services and approximately $209,000 for all other miscellaneous services. There were no Ernst & Young fees in 2001 for financial information systems design and implementation. The Audit Committee considered the non-audit services provided in satisfying itself as to Ernst & Young's independence.

                      NOMINATIONS AND SHAREHOLDER PROPOSALS

         In accordance with the Company's Code of Regulations (the "Regulations"), the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations. Shareholders will be afforded a reasonable opportunity at the meeting to nominate candidates for the office of director. However, the Regulations require that a shareholder wishing to nominate a director candidate must have first given the Secretary of the Company at least five and not more than thirty days prior written notice setting forth or accompanied by (1) the name and residence of the shareholder and of each nominee specified in the notice, (2) a representation that the shareholder was a holder of record of the Company's voting stock and intended to appear, in person or by proxy, at the meeting to nominate the persons specified in the notice and (3) the consent of each such nominee to serve as director if so elected.

         The Proxy Form used by AFG for the annual meeting typically grants authority to management's proxies to vote in their discretion on any matters that come before the meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for the 2003 annual meeting, it must be received by March 16, 2003. In order for a proposal to be considered for inclusion in AFG's proxy statement for that meeting, it must be received by December 31, 2002.

                             REQUESTS FOR FORM 10-K

         The Company will send, upon written request, without charge, a copy of the Company's current Annual Report on Form 10-K to any shareholder who writes to Fred J. Runk, Senior Vice President and Treasurer, American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202.

                         AMERICAN FINANCIAL GROUP, INC.
                                     [LOGO]
                             One East Fourth Street
                             Cincinnati, Ohio 45202

                         AMERICAN FINANCIAL GROUP, INC.
                            Proxy for Annual Meeting


Registration Name and Address


The undersigned hereby appoints James C. Kennedy and Karl J. Grafe, and either of them, attorneys and proxies, with the power of substitution to each, to vote all shares of Common Stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 17, 2002 at 10:30 A.M., on the matter set forth below (and at their discretion to cumulate votes in the election of directors if cumulative voting is invoked by a shareholder through proper notice to the Company), and on such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR the following Proposal:

1.     Proposal to Elect Directors

       / /  FOR AUTHORITY to elect the          / /  WITHHOLD AUTHORITY to
              nominees listed below (except            vote for every nominee
              those whose names have been              listed below
              crossed out)

       Carl H. Lindner       Carl H. Lindner III        S. Craig Lindner
       Keith E. Lindner      Theodore H. Emmerich       James E. Evans
       William R. Martin     William W. Verity


DATE:                    , 2002      SIGNATURE:
     --------------------
                                     ----------------------------------------

                                     SIGNATURE:

                                     ----------------------------------------

                                     (if held jointly) Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In case of joint holders, all should sign.

PLEASE INDICATE YOUR VOTE ON THE PROPOSAL(S) BY MARKING THE APPROPRIATE BOX(ES) ON THE VOTE CARD AT RIGHT. PLEASE SIGN, DATE, DETACH AND RETURN.

This proxy form is designed to enable the shareholder to detach and mail the vote card without a return envelope. This is intended to reduce processing costs, to maintain confidentiality, and to provide added shareholder convenience.

Information pertaining to shareholder registration (account number and shares held) appears only on this section of the card, which you retain. Information on the part of the card mailed is encoded and is used solely to enable vote tabulation.

       If you have any questions about voting your shares with this form, please call 1-800-368-3417 or 513-579-2414



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


 The named proxy holders will vote the shares represented by this proxy in the manner indicated. Unless a contrary direction is indicated, the proxy holders will, except to the extent they exercise their discretion to cumulate votes in the election of directors, vote such shares "FOR" the proposals. If cumulative voting is invoked by a shareholder through proper notice to the Company, unless a contrary direction is indicated, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. If any further matters properly come before the meeting, such shares shall be voted on such matters in accordance with the best judgment of the proxy holders.

                              TO VOTE BY TELEPHONE


                     Call TOLL-FREE using a Touch-Tone Phone

                                 1-877-298-0570

                         (Cincinnati Area use 579-6707)


                            Follow these easy steps:


1. Review the accompanying Proxy Statement and Proxy Form and have them nearby when you call.

2. Call the Toll Free number 1-877-298-0570 or the Cincinnati area local number 579-6707.

3. Enter the 6 digit Proxy Number located in the gray shaded area above the list of proposals on your proxy form.

4.  Enter the 6 digit PIN Number located in the same gray shaded area.

5.  Follow the recorded instructions.




     Telephone voting is available Monday - Friday, 8:00 a.m. to 10:30 p.m.
         Eastern Time and Saturday 8:00 a.m. to 4:30 p.m. Eastern Time.


   Telephone voting will close at 9:00 a.m. Eastern Time on the meeting date.